                                                                EXHIBIT 10.18

                               AGREEMENT

    THIS AGREEMENT is made this 3rd day of December, by and between PICKETT RACING of Concord, California, with it's race shop located in Livonia, Michigan and HighwayMaster corporation, a Delaware corporation ("HighwayMaster") with its principal office in Dallas, Texas.

                               WITNESSETH:

    WHEREAS, Owner is the manager of an auto racing team;

    WHEREAS, HighwayMaster desires to be the principal sponsor of such racing team;

    WHEREAS, Owner desires HighwayMaster to be the principal sponsor of such racing team;

    NOW, THEREFORE, in consideration of the premises and the mutual covenants and conditions hereinafter set forth, and intending to be legally bound, the parties agree as follows:

1.  DEFINITIONS

    As used herein, the following words shall have the following meanings:

    (a) The "Cars" shall mean the racing vehicles which are raced by the Drivers in the Races.

    (b)  The "Drivers" shall mean Bill Saunders and Greg Pickett.

    (c)  "SCCA" Shall mean the Sports Car Club of America.

    (d)  The "Races" shall mean all SCCA Trans-Am races during 1997.

    (e) The "Substitute Drivers" shall mean the driver which substitutes for the Drivers if he is unable to drive the Cars.

    (f)  The "Team" shall mean the Pickett Racing Team.

    (g) The "Transporters" shall mean the race car transporters required to transport the Cars.

2.  TERM

    The term of this Agreement shall be deemed to have commenced on December 3, 1996, and, unless sooner terminated in accordance with the provisions hereof, shall end on Nov. 30, 1997 (the "Contract Period").

3.  SPONSORSHIP BY HIGHWAYMASTER

    (a) HIGHWAYMASTER and the AutoLink-Registered Trademark- venturers shall be the principal sponsor of the Team during the Contract Period. HighwayMaster and its permitted assignee(s) shall be identified, for promotional purposes, as the primary sponsor of each of the two (2) cars covered in this Agreement.

    (b) Pickett Racing shall provide uniforms for all Team Members, which uniforms shall be worn by all such persons during every Race and all practice and qualifying activities related thereto. All of the uniforms shall conspicuously and appropriately identify each wearer as being under the sponsorship of HighwayMaster, as appropriate. HighwayMaster shall reimburse Pickett Racing for the actual reasonable out-of-pocket cost of all sponsor identification patches or embroidery for these uniforms.

    (c) Owner shall decorate the Cars, the Transporters and all supporting equipment with HighwayMaster's identification in accordance with HighwayMaster's instructions. The decorations shall be maintained by owner so as to appear freshly painted (painted surfaces) and applied (decals for each Race). HighwayMaster shall reimburse Pickett Racing for all actual, reasonable costs of the decals, based on estimates pre-approved by HighwayMaster.

4.  THE CARS

    (a) Owner shall pay all expenses related to the Cars including entry fees, race prep, tires, and all other maintenance. Owner hereby represents, warrants and covenants to HighwayMaster that the Cars meet all applicable laws, rules and regulations of governmental entities, the SCCA, or any governing body.

    (b) Owner shall provide a sufficient number of qualified mechanics and all other personnel required to maintain and operate the Cars in good and attractive order, repair and condition at all times. If a car is damaged or wrecked, Owner will repair it to original condition or will replace it with a vehicle of equal capabilities before the practice session preceding the next scheduled race. Owner acknowledges that image and showmanship are an important part of the services it is providing to HighwayMaster. The equipment and crew supplied by Owner shall be of high quality, and the crew shall maintain a professional appearance and demeanor at all times. The racing compound shall be kept in order and clean. The interior and exterior of the race car Transporter(s), the cars, tools, work area, crew and surrounding area will be maintained in a neat, organized and clean manner.

         State of the art computer diagnostic equipment will be supplied for all HighwayMaster Cars, and an operator with sufficient skill to operate the equipment and analyze data will be employed by the Owner and will be present at all test days and race events, as specified in this Agreement.

         An operational cool suit and fresh air system is to be provided for the race car driven by Bill Saunders.

    (c) Owner shall provide a Transporter(s) and any additional incidental equipment required to properly support and transport the Cars at all times during the Contract Period. Owner shall maintain and operate the Transporter(s) and such equipment in good and attractive order, repair and condition at all times.

5.  THE RACES

    (a) Owner shall use its best efforts to cause Drivers to qualify for and race in all of the Races. Failure to comply with the foregoing shall be deemed a material default.

    (b) All prize money won by Bill Saunders, including any contingency funds, will be paid directly to Pickett Racing.

    (c) Owner's working crew (based on 26 head count) will be provided with lunch by HighwayMaster in exchange for the set-up and tear-down of the HighwayMaster hospitality center at each Trans-Am racing event where the hospitality center is provided. Owner's working crew will not be required to arrive to perform set-up earlier at the events than otherwise scheduled, so long as set-up is complete no later than the end of the day, one day preceding an event weekend. Set-up and tear-down shall be defined as the following:

         SET-UP:       Raising HMHC awning
                       Laying flooring
                       Setting up tables and chairs

         TEAR-DOWN:    Packing tables and chairs
                       Storing Floor Materials
                       Break down and store awning

         When the Pickett Racing team races on the Saturday of an event weekend, the crew will set up the HighwayMaster hospitality center and receive lunch on that Saturday. When the Pickett Racing team races on Sunday of an event weekend, the crew will set up and tear down the HighwayMaster hospitality center and receive lunch both Saturday and Sunday (seven events). Crew lunches will be served at a mutually agreed time and place to be defined by race.

         The HighwayMaster hospitality center will be available to Owner's drivers and their guests, not to exceed five guests per race per driver. HighwayMaster shall have the right to approve additional guests at its discretion at no cost, or if the circumstances necessitate a fee for additional guest, at $10 per guest.

    (d) Owner shall make the Cars available for at least nine (9) testing days as set forth on the list of testing days attached to this agreement.

6.  DRIVERS:  SUBSTITUTE DRIVERS

    (a) Except as otherwise provided in Subparagraph 6(b) below, the Drivers shall drive the Cars in all of the Races.

    (b) If one of the Drivers is unable to drive one of the Cars due to injury or illness, then Owner shall provide, at its expense, a Substitute Driver who shall be approved in advance in writing by HighwayMaster. The Substitute Drivers shall drive the Car only for such period of time as a Driver is unable to drive.

    (c) If a Substitute Driver is unable to drive a Car for any reason, then Owner shall provide another Substitute Driver in accordance with the provisions of Subparagraph 6(b) above.

7   ADVERTISING AND PROMOTION

    (a) HighwayMaster shall have the right to engage in any advertising or promotional activities which it may determine with respect to its sponsorship of the Team. HighwayMaster shall have the right to use the Cars for promotional activities, pictures, inclusion in television commercials and the right to use the name and likeness of any Driver or Substitute Driver and the right to the personal appearances of such persons to advertise and promote:

         (i)     HighwayMaster's sponsorship of the Team:

         (ii)    the performance of the Team during the Contract Period; and/or

         (iii) the support HighwayMaster has given to the Races and/or auto racing in general; provided, however, that such use of the Cars and the personal appearances and activities are scheduled at such times and places as are reasonably convenient for the Drivers and any Substitute Drivers and do not interfere with their respective racing duties as provided in this Agreement.

    (b) Owner shall not allow the Cars to appear in any commercial advertisement without the prior written approval of HighwayMaster.

    (c) The Drivers agree to make themselves available for personal appearances at the Races on HighwayMaster's behalf for autograph sessions, photos with HighwayMaster guests and visiting with HighwayMaster guests.

    (d) Owner agrees to cause Greg Pickett to appear at the ATA convention, and at two other trade shows at the discretion of HighwayMaster. Driver will be paid $500 per day for driver appearances beyond the three specified above. At all appearances, HighwayMaster will pay actual, reasonable, out-of-pocket expenses for driver travel from his or her home to the event, meals, lodging, and show car transportation.

    (e) Owner gives HighwayMaster permission to obtain additional team sponsors for HighwayMaster Cars(s) and to place logos pursuant to HighwayMaster's direction. Owner shall receive 100% of the first $200,000 of the sponsorship funds paid by such additional team sponsors under separate agreements to be executed between Owner and such additional sponsors. 100% of the funds paid by such additional team sponsors that are in excess of $200,000 but less than $400,000 shall be paid to HighwayMaster. Funds paid by such additional team sponsors that are in excess of $400,000 shall be paid 50% to Owner and 50% to HighwayMaster. Funds raised separately by HighwayMaster for its hospitality center sponsorship shall be solely paid to and managed by HighwayMaster.

         The only exception to 7(e) above is that Champion Nutrition and any/all of it's brands are specifically excluded from this paragraph.*

    (f) Owner agrees to cause its drivers to appear for charity functions, media functions scheduled not more than one day prior to official opening of practice/qualifying for a Trans-Am event, and SCCA Kickoff Press Conference, if requested by HighwayMaster, at no charge to any sponsor.

* Also excludes current sponsors and business associates of HighwayMaster. These include, without limitation, AutoLink and its venturers, Detroit Deisel, Featherlite, Kenworth, Freightliner

    (g) Owner agrees to provide a marketing representative who will perform, at the request of HighwayMaster, the functions listed on the "Administrative Responsibilities" list attached to this contract.

8.  SPONSORSHIP FEE

    HighwayMaster agrees to pay to Owner and Owner agrees to accept from HighwayMaster, in consideration of all services rendered by Owner and all rights granted by Owner to HighwayMaster hereunder, the sum of Seven Hundred Fifty Thousand dollars ($750,000) in accordance with the following schedule:

    $100,000 payable at execution of contract
    $ 65,000 per month for 10 months beginning Jan. 1, 1997

    The sponsorship fee is based on the assumption that the Cars will race in a total of 13 or more races. In the event the Cars participate in fewer than 13 races, the sponsorship fee payable to Owner by HighwayMaster will be reduced by $30,000 per race.

9.  Omitted.

10. TRADEMARKS

    The words HighwayMaster, the HighwayMaster logo and HighwayMaster design, the HighwayMaster product identification, decals and artwork referred to herein (collectively "HighwayMaster Trademarks") shall remain the property of HighwayMaster. Any and all rights under trademark or copyright law or other property rights thereof shall inure to the benefit of HighwayMaster. HighwayMaster grants to owner the right to use the above in accordance with the provision hereof, provided that such right is nonexclusive, nonassignable and nontransferable and shall be only for the Contract Period. All proposed uses of HighwayMaster Trademarks shall be subject to Highwaymaster's review and prior written approval. The AutoLink trademark and the trademark of other HighwayMaster sponsors are the property of their respective owners and all proposed uses shall be subject to the review and prior written approval of their respective owners.

11. TERMINATION

    (a) Either party shall have the right at any time to terminate this Agreement, without prejudice to any other legal rights to which such terminating party may be entitled, upon the occurrence of any one or more of the following:

         (i) a material default by the other party in performance of any of the provisions of this Agreement, which default is not cured within fifteen (15) days following written notice of such default to the defaulting party;

         (ii) the making by the other party of an assignment for the benefit of creditors;

         (iii) the appointment of a trustee, receiver or similar officer of any court for the other party or for a substantial part of the property of the other party, whether with or without the consent of the other party; or

         (iv) the institution of bankruptcy, composition, reorganization, insolvency of liquidation proceedings by or against the other party without such proceedings being dismissed within thirty (30) days from the date of the institution thereof.


    (b) HighwayMaster shall have the right to terminate this Agreement if any of the representations or warranties made by owner in this Agreement shall prove to be untrue in any material respect.

    (c) Owner agrees to pay all bona fide expenses, fees and charges it incurs with third parties in connection with the racing effort set forth in the Agreement, within 60 days of the date of invoice by such third parties. If Owner fails in a material way to maintain such prompt payment of third parties, HighwayMaster shall have the right to terminate this Agreement and receive any applicable refund as specified in subsection 11(e) below.

    (d) If a Driver or any Substitute Driver has committed, or shall commit, any act, or has been, or becomes involved in any situation or occurrence tending to bring him into public disrepute, contempt, scandal or ridicule, or tending to shock, insult or offend the people of this nation or any class or group thereof, or reflecting unfavorably upon HighwayMaster's reputation or its products, then HighwayMaster shall have the right to immediately terminate this Agreement.

    (e) Upon HighwayMaster's termination of this Agreement pursuant to the provisions hereof, the unearned portion of the sponsorship fee paid to Owner by HighwayMaster pursuant to paragraph 8 hereof shall be promptly refunded to HighwayMaster by Owner. The amount of such refund shall be calculated in the following manner; The sponsorship fee shall be multiplied by a fraction, the numerator of which shall be the number of Races following the occurrence of the event giving rise to HighwayMaster's right of termination, and the denominator of which shall be the total number of Races.

    (f) Upon termination of this Agreement for any reason, Owner shall remove all Highwaymaster Trademarks from the Cars and the uniforms of the Drivers, mechanics and other Team members and from all supporting vehicles and materials of whatever nature.

12. PROPERTY OF HIGHWAYMASTER

    All pictures, prints, motion pictures, audio or visual tapes, artists' renderings, plans, ideas, concepts and other things which are made or prepared by Highwaymaster or its agents in connection with its sponsorship of the Team shall be and remain the exclusive property of HighwayMaster. HighwayMaster shall have the right to obtain, register and otherwise perfect sole and exclusive ownership of any of the aforementioned items in itself by means of copyright, trademark, service mark or other proprietary interest, anywhere and at any time, and shall have the right to use any such items in perpetuity in any manner, when and where it may designate, without any claim on the part of Owner or any third party to any right of ownership or right to additional compensation.

13. RELEASE

    Owner shall, on or before February 1, 1997, furnish HighwayMaster with releases signed by Owner and the Drivers connected with its performance of this Agreement. Such releases shall be in the form set forth in Exhibit 1 attached hereto. Owner's compliance with the foregoing obligation shall be a condition precedent to the enforcement of HighwayMaster's obligations hereunder.

14. INSURANCE

    Owner shall provide HighwayMaster, upon execution of this Agreement, with a certificate from Owner's qualified and licensed insurer certifying that Owner has a comprehensive liability insurance policy in force throughout the Contract Period covering all of its activities directly or indirectly relating to his performance of this Agreement and providing:

    (i) bodily injury and death insurance in amounts of not less than $2,000,000 for all injuries and deaths arising from each accident or occurrence;

    (ii)  Omitted.

    (iii) property damage insurance in amounts of not less than $1,000,000 for all property damage arising from each accident or occurrence

    (iv) at owner's option, a major accident coverage for the race car driven by Bill Saunders in an amount not less than $75,000.

    (v)   routine replacement of parts is not crash damage.

    The insurance certificate shall name HighwayMaster as an additional insured under the aforesaid insurance policy. The certificate shall specifically state that coverage as it pertains to HighwayMaster shall be primary regardless of any other coverage which may be available to HighwayMaster and that there will be no cancellation or amendment of the underlying policies without ten (10) days prior written notice to HighwayMaster. Owner's insurance policy shall contain a contractual liability endorsement covering its obligations under Paragraph 15 hereof. Failure to provide such certificate in the manner and time required by this Paragraph 14 or to maintain the insurance specified herein shall be deemed a material breach of this Agreement.

    In any event, whether Owner insures the Race Cars or not, Owner shall be responsible and shall perform repairs of all damage to the Cars regardless of fault, at the sole cost of Owner, without increase of the fees set forth in
Section 8 hereof.  Repairs shall be completed prior to the next scheduled race.

15. INDEMNIFICATION

    Owner shall indemnify, protect, defend and hold harmless, HighwayMaster, its parent companies, subsidiaries and affiliated corporations, and their respective directors, officers, employees and agents from and against any and all damages, loss, claims, actions, demands or liabilities whatsoever, and from all expenses and costs incidental thereto (including but not limited to attorney's fees, court costs and other legal expenses) based upon (i) damage to any property whatsoever or any personal injury to or death of any person whomsoever in connection, directly or indirectly, with Owner's performance of its purposes of this Agreement, or (ii) any alleged or actual breach by Owner of any provision hereof or the inaccuracy of any warranty or representation made by Owner herein. HighwayMaster will not be held responsible for any crash damage to the Cars, other properties, or persons.

16. INDEPENDENT CONTRACTOR

    The parties shall be and act as independent contractors, and under no circumstances shall this Agreement be construed as one of agency, partnership, joint venture or employment between the parties. Each party acknowledges and agrees that it neither has nor will give the appearance of impression of having any legal authority to bind or commit the other party in any way.

17. EXPENSES

    Except as otherwise expressly provided in this Agreement, Owner shall be responsible for and shall promptly pay any and all expenses relating to its performance of this Agreement. Provided, that HighwayMaster shall be entitled to assign this Agreement, in part or in whole, to members of the AutoLink-Registered Trademark- venture.

18. SUCCESSORS AND ASSIGNS; THIRD PARTY BENEFICIARY

    Neither party shall assign its rights and/or obligations under this Agreement without the prior written approval of the other party. This Agreement and all of the terms and provisions hereof will be binding upon, and will inure to the benefit of, the parties hereto, and their respective successors and approved assigns.

19. NOTICE

    All notices required or permitted hereunder shall be in writing and shall be deemed duly given upon receipt if either personally delivered or sent by certified mail, return receipt requested. addressed to the parties as follows:

    if to HighwayMaster, to:  HighwayMaster Corporation
                              Attn:  Bill Saunders
                              16479 Dallas Parkway, Ste. 710
                              Dallas, TX 75248

    if to Owner, to:          Pickett Racing
                              Attn:  Greg Pickett
                              2615 Stanwell Drive
                              Concord, CA 94520

or to such other addresses either party may provide to the other in accordance herewith.

20. WARRANTY

    (a)  Owner represents, warrants and covenants to HighwayMaster as follows:

         (i) It has the full right and legal authority to enter into and fully perform this Agreement in accordance with its terms.

         (ii) This Agreement when executed and delivered by owner, will be its legal, valid and binding obligation enforceable against Owner in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency or other similar laws affecting creditor's rights generally.

         (iii) The execution and delivery of this Agreement has been duly authorized by Owner, and such execution and delivery and the performance by Owner of its obligations hereunder, do not and will not violate or cause a breach of any other agreements or obligations to which it is a party or by which it is bound, and no approval or other action by any governmental authority or agency is required in connection herewith.

         (iv) This Agreement is entered into solely for the purchase of advertising as described herein and for no other purposes.

         (v)   Omitted.

         (vi)  Omitted.

         (vii) Omitted.

21. Omitted.

22. Omitted.

23. RIGHTS AND REMEDIES CUMULATIVE

    The right and remedies provided by this Agreement are given in addition to any other rights and remedies either party may have by law, statute, ordinance or otherwise. All such rights-and remedies are intended to be cumulative, and the use of any one right or remedy by either party shall not preclude or waive its right to use any or all other rights or remedies.

24  MISCELLANEOUS

    Each of the individuals executing this Agreement certifies that he or she is duly authorized to do so. This Agreement constitutes the entire understanding between the parties with respect to the subject matter hereof and supersedes all prior or contemporaneous agreements in regard thereto. This Agreement cannot be altered or modified except by an agreement in writing signed by authorized representatives of both parties and specifically referring to this Agreement. This Agreement is entered into in the state of Texas and will be governed by and construed under the laws of such state, without regard to its principles of conflicts of laws.

    IN WITNESS WHEREOF, this Agreement is executed as of the day and year first above written.

PICKETT RACING                         HIGHWAYMASTER, CORPORATION



By /S/ GREG PICKETT                       /S/ WILLIAM C. SAUNDERS
  -----------------------------        ---------------------------------
Its:  OWNER                               PRESIDENT AND CEO
    ---------------------------        ---------------------------------

                       ADMINISTRATIVE RESPONSIBILITIES

    A marketing representative is responsible for the following functions, as appropriate:

    - Write, produce, and collate an SCCA Trans-Am Tour press kit, including:

    -    -Race-specific driver/team "Fast Facts"
         -Race-specific press release
         -Generic standard team/sponsor press release
         -Driver/team "Fast Facts" biography
         -Updated points standings
         -Driver head shots and car photos
         -Technical information on race car

    -    Maintain and update media lists:

         -National and event market motorsport media
         -Network and cable producers and talent

    -    Coordinate and maintain all photographic and video materials:

         -Driver and car photography and slides
         -B-roll videotape materials

    -    Compile and maintain statistics on drivers, team, and marque

    -    Maintain regular contact/liaison with:

         -Team sponsors
         -Chevrolet/MTG representatives
         -Sanctioning body
         -Marketing/PR/advertising agencies
         -Tracks and/or race promoters

    -    Daily handling of media inquiries and information requests

    -    Provide information/photos to SPONSOR'S for internal use

                          PRE-EVENT RESPONSIBILITIES

    -    Write and produce event-specific press release

    -    Contact key race market media to pitch story concepts

    -    Write and update race program story for each race event

    -    Send press information to key media in event markets prior to race

    - Provide information, stats, and quotes to SCCA for pre-event press mailings


                       ON-SITE/TRACKSIDE RESPONSIBILITIES

    -    Coordinate driver involvement in race week "Press Day" opportunities

    -    Coordinate driver/team involvement in pre-race promotional activities

    -    Distribute news releases and press kits in the media center

    - Distribute SPONSOR'S premium items (notebooks, pens, earplugs, credential holders) to members of the media

    -    Coordinate all on-site/trackside interview opportunities

    -    Coordinate team involvement in SCCA trackside autograph sessions

    -    Coordinate any in-car camera arrangements and decal placements

    - Supply driver/team/SPONSOR background information and statistics to SCCA staff, track announcers, and television broadcast talent

    - Obtain, prepare, and distribute driver "Notes and Quotes" to media, sanctioning body communications officials, and track press officer after practice and qualifying sessions

    - Obtain, prepare, and distribute post-race driver "Notes and Quotes" to same

    - Prepare and distribute "special interest" angles/updates for use in print media "sidebar" section

    -    Coordinate all Winner's Circle activities and post race interviews

    -    Conduct paddock/pit tours for SPONSOR'S VIP's and/or guests

                         POST-EVENT RESPONSIBILITIES

    - Collect copies of articles, stories, and clips mentioning SPONSOR, drivers, and/or team (to be discussed)

    -    Arrange for copies of special feature electronic media coverage

    -    Fax results back to local media

    -    Write and distribute the Pickett Racing newsletter